UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2012

Talon Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer Identification No.)

 2207 Bridgepointe Parkway, Suite 250
San Mateo, CA 94404
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

Update on Status of Phase 2 Trial of Menadione Topical Lotion Conducted by Mayo Clinic

As previously disclosed, Talon Therapeutics, Inc. (the “Company”) and Mayo Clinic entered into an agreement pursuant to which Mayo Clinic agreed to sponsor and conduct a Phase 2 clinic trial of the Company’s Menadione Topical Lotion (“MTL”) product candidate in patients taking epidermal growth factor (“EGFR”) inhibitor therapies.  The Company has recently learned that Mayo Clinic enrolled the first patient in such clinical trial.

The Phase 2 study, entitled “A Phase II Study of a Topical Menadione-Containing Lotion to the Face for Prevention and Palliation of Epidermal Growth Factor Inhibitor-Induced Skin Toxicity,” is a randomized, placebo-controlled, double-blind study of 40 patients. The primary endpoint is the cutaneous discomfort as assessed by face pain scale questionnaire weekly during the 4-week treatment period. Aminah Jatoi, M.D., at Mayo Clinic is the principal investigator of the study. Mayo Clinic is solely responsible for funding the costs of this clinical trial and is doing so with a grant from the National Cancer Institute.  The Company agreed to provide supply of drug product for the clinical trial.

Skin rash is a common and painful side effect of all approved EGFR inhibitors with incidence rates as high as 90% in some circumstances. EGFR inhibitor-associated rash can lead to the need to skip cancer treatments or delay cancer treatment. Currently, there are no FDA-approved products or therapies to treat these skin toxicities.  The Company believes MTL has the potential to be an effective, first-in-class therapeutic targeted at the dose-limiting skin toxicities in patients taking EGFR inhibitors, such as Eribitux®, Vectibix® and Tarceva®.

MTL is a first-in-class, topical formulation of menadione (vitamin K3) being developed for the prevention and treatment of the common and painful rash caused by both small molecule and antibody EGFR inhibitors. The menadione in MTL has phosphatase inhibitory activity, distinct from other vitamin K species, that can normalize and up-regulate EGFR cellular signaling. Based on the results of a prior study, following topical application, the menadione in the Company’s proprietary formulation affects skin EGFR without any appreciable systemic absorption. Based on prior clinical studies, the Company believes that MTL targets the underlying cause of the rash with negligible potential for interference with EGFR inhibitor therapy at the tumor level. The Company has issued or pending patents (U.S. and E.U.) covering mechanism, use, and formulation of MTL.

EGFR inhibitors are prescribed for the treatment of lung, colon, pancreas, and head & neck cancers. Up to 90% of EGFR inhibitor exposed patients develop early onset skin rash involving the face, neck, and upper torso, with up to 30% of affected patients stopping EGFR inhibitor therapy because of rash alone. The rash may indirectly and adversely affects cancer outcomes by leading to sub-optimal drug dosing and a lack of compliance. Empiric combination oral antibiotic and over the counter topical agent regimens have not been shown to address the rash etiology and are believed to be generally ineffective.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include without limitation, statements regarding the ability of MTL to improve EGFR inhibitor rash, the timing, progress and anticipated results of the clinical development of MTL. Such statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Such risks and uncertainties include: that there can be no assurances that any clinical and regulatory development efforts relating to MTL will be successful; that the results of Mayo Clinic’s Phase 2 study of MTL will support Talon's claims or beliefs concerning MTL’s safety and effectiveness; and that Talon will be able to secure the additional capital necessary to fund its MTL or other product development programs to completion.  In addition, the Company is subject to additional risks and uncertainties in connection with the Phase 2 trial of MTL being sponsored and conducted by Mayo Clinic, including without limitation, risks relating to the Company’s inability to control the timing or conduct of the study. Additional risks are described in the Company’s Annual Report on Form 10-K for the period ended December 31, 2010 and in its Quarterly Report for the period ended September 30, 2011. Talon assumes no obligation to update these statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2012	Talon Therapeutics, Inc.

	By:	/s/ Craig W. Carlson
Craig W. Carlson
Sr. Vice President, Chief Financial Officer

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